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                                 EXHIBIT 21.1
                             LIST OF SUBSIDIARIES

        LIST OF SUBSIDIARIES OF CII TECHNOLOGIES, INC. (AS OF 12/31/00)


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
          Name of Entity                                     Name of Owner
          --------------                                     --------------
Electro-Mech, S. A. de C. V., a corporation             CII Technologies, Inc., a
organized under the laws of Mexico                      North Carolina corporation

Kilovac Corporation, A California corporation           CII Technologies, Inc., a
                                                        North Carolina corporation

Corcom, Inc., an Illinois corporation                   CII Technologies, Inc., a
                                                        North Carolina corporation

Products Unlimited Corporation, an Iowa                 CII Technologies, Inc., a
corporation                                             North Carolina corporation

Kilovac International, Inc., a California               Kilovac Corporation, a California
corporation                                             corporation

Kilovac International FSC, Ltd., a                      Kilovac Corporation, a California
corporation organized under the laws of                 corporation
Jamaica

Corcom, S. A. de C. V., a corporation                   Corcom, Inc., an Illinois corporation
organized under the laws of Mexico

Corcom West Indies Ltd., a corporation                  Corcom, Inc., an Illinois corporation
organized under the laws of Barbados

Corcom International Ltd., a corporation                Corcom, Inc., an Illinois corporation
organized under the laws of Barbados

Corcom GmbH, a corporation organized                    Corcom, Inc., an Illinois corporation
under the laws of Germany

Products Unlimited Export, Inc., an US                  Products Unlimited Corporation, an
Virgin Islands corporation                              Iowa Corporation
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